Exhibit 99.1

Tigo Energy Reports Fourth Quarter and Full Year 2023 Financial Results

Fourth Quarter and Full Year 2023 Revenue Totaled $9.2 Million and $145.2 Million, Respectively

CAMPBELL, Calif. – February 13, 2024 – Tigo Energy, Inc. ("Tigo", or the "Company") (NASDAQ: TYGO), a leading provider of intelligent solar and energy storage solutions, today reported unaudited financial results for the fourth quarter and full year ended December 31, 2023 and financial guidance for the first quarter ending March 31, 2024.

Recent Financial and Operational Highlights

●	Revenue for the full year 2023 of $145.2 million, up 78.6% compared to $81.3 million in the full year 2022.

●	Gross profit for the full year 2023 of $51.3 million, or 35.3% of revenues, up 107.1% compared to $24.8 million, or 30.5% of revenues, in the full year 2022.

●	On a GAAP basis, net loss for the full year 2023 of $1.0 million, compared to a net loss of $7.0 million in the full year 2022. On a non-GAAP basis, adjusted EBITDA for the full year 2023 of $1.0 million, compared to adjusted EBITDA of $2.5 million in the full year 2022.

●	Deployed our 10 millionth Tigo TS4 device. Tigo TS4 products ensure that installers have the flexibility to deploy the industry’s highest-wattage solar modules to offer the most energy production per available rooftop space.

●	Expanded the GO ESS product line, formerly referred to as the Tigo EI Solution, which provides intuitive and flexible energy solutions that are optimized to work together. This includes the Tigo GO EV Charger launched in the German market in January 2024.

●	Expanded the Predict+ software platform to include improved profit analysis modules, advanced algorithms for production and load forecasting, and a new billing module for IPP and virtual suppliers.

●	Announced CPV Retail Energy and EDF Renewables Israel as new Tigo Predict+ customers, increasing annual recurring revenue to $0.8 million.

●	Welcomed GoodWe, SolaX Power, and Intercraft Solar as new licensees for Tigo’s rapid shutdown technology.

●	Unveiled the Tigo Green Glove service program for commercial and industrial solar installers. This program enhances the installer experience and drives quality across the solar value chain.

Management Commentary

“2023 was a transformational year for Tigo,” said Zvi Alon, Chairman and CEO of Tigo. “Our business grew significantly across several areas this year, even as our team managed ongoing marketplace weakness driven by order pushouts and cancellations through the second half of 2023. Notably, we drove a 78.6% total revenue increase to $145.2 million for the full year, deployed our 10 millionth Tigo TS4 device, and expanded our product portfolio. Also, our continued efforts in international markets helped us to substantially increase our EMEA and APAC revenues, both important areas of focus moving forward as well.

“Furthermore, our GO ESS product line grew steadily last year to represent approximately 9.2% of our total revenues and continues to show signs of progress this year,” Alon continued. “Finally, within our EI Software Platform, as previously announced, we acquired the Predict+ software solution in January 2023, a new and strategic addition to Tigo. Predict+ is an AI-based software solution that provides customers with the ability to accurately predict energy production and consumption. Predict+ demonstrated significant growth in 2023 with over 300 GWh of energy consumption management and all contracts for Predict+ are multi-year.

“As we stated last quarter, we believe the ongoing inventory digestion cycle will be substantially complete by the end of the current quarter and that we are solidly positioned to expand our market share as the industry upturn emerges.”

Fourth Quarter 2023 Financial Results

Results compare the 2023 fiscal fourth quarter ended December 31, 2023 to the 2022 fiscal fourth quarter ended December 31, 2022, unless otherwise indicated.

●	Revenue for the fourth quarter 2023 totaled $9.2 million, a 70.1% decrease from $30.9 million in the prior year comparable period.

●	Gross profit for the fourth quarter 2023 totaled $2.9 million, or 31.1% of total revenue, a 71.1% decrease from $10.0 million, or 32.2% of total revenue, in the prior year comparable period.

●	Total operating expenses for the fourth quarter 2023 totaled $16.4 million, a 110.2% increase from $7.8 million in the prior year comparable period.

●	Net loss for the fourth quarter 2023 totaled $14.8 million, compared to net income of $0.9 million for the prior year comparable period.

●	Adjusted EBITDA loss totaled $11.6 million for the fourth quarter 2023, compared to adjusted EBITDA of $2.7 million for the prior year comparable period.

Full Year 2023 Financial Results

Results compare the 2023 fiscal full year ended December 31, 2023 to the 2022 fiscal full year ended December 31, 2022, unless otherwise indicated.

●	Revenue totaled $145.2 million, a 78.6% increase from $81.3 million in the prior year comparable period.

●	Gross profit totaled $51.3 million, or 35.3% of total revenue, a 107.1% increase from $24.8 million, or 30.5% of total revenue, in the prior year comparable period.

●	Total operating expenses totaled $59.6 million, a 132.1% increase from $25.7 million in the prior year comparable period.

●	Net loss totaled $1.0 million, compared to a net loss of $7.0 million for the prior year comparable period. Net loss includes the mark-to-market benefit of $12.2 million related to the conversion feature of the convertible note.

●	Adjusted EBITDA totaled $1.0 million, compared to an adjusted EBITDA of $2.5 million for the prior year comparable period.

●	Cash, cash equivalents, and marketable securities totaled $33.2 million at December 31, 2023.

First Quarter 2024 Outlook

The Company also provides guidance for the first quarter ending March 31, 2024 as follows:

●	Revenues are expected to be within the range of $9 million to $14 million.

●	Adjusted EBITDA loss is expected to be within the range of $8 million to $12 million.

Actual results may differ materially from the Company’s guidance as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call

Tigo management will hold a conference call today, February 13, 2024, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO Zvi Alon and CFO Bill Roeschlein will host the call, followed by a question-and-answer period.

Registration Link: Click here to register

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Tigo’s website.

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about current and future inventory levels and its impact on future financial results, statements about our ability to penetrate new markets and expand our market share, including expansion in international markets, our continued expansion of and investments in our product portfolio, and future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “expected”, “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed, or that will be disclosed in, our reports filed with the SEC, factors which may cause actual results to differ materially from current expectations include, but are not limited to, our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; our ability to manage risks associated with seasonal trends and the cyclical nature of the solar industry; whether we continue to grow our customer base; whether we continue to develop new products and innovations to meet constantly evolving customer demands; the timing and level of demand for our solar energy solutions; changes in government subsidies and economic incentives for solar energy solutions; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business and realize the anticipated benefits therefrom; our ability to meet future liquidity requirements; our ability to respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in international markets into which we expand or otherwise operate in; our failure to attract, hire retain and train highly qualified personnel in the future; and if we are unable to maintain key strategic relationships with our partners and distributors.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure: adjusted EBITDA. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We define adjusted EBITDA, a non-GAAP financial measure, as earnings (loss) before interest and other expenses, net, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation and merger transaction related expenses. We believe that adjusted EBITDA provides helpful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to adjusted EBITDA in assessing our performance and when planning, forecasting, and analyzing future periods. Adjusted EBITDA also facilitates management’s internal comparisons to our historical performance and comparisons to our competitors’ operating results. We believe adjusted EBITDA is useful to investors both because it (i) allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) is used by our institutional investors and the analyst community to help them analyze the health of our business.

The items excluded from adjusted EBITDA may have a material impact on our financial results. Certain of those items are non-recurring, while others are non-cash in nature. Accordingly, adjusted EBITDA is presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

We refer investors to the reconciliation adjusted EBITDA to net income (loss) included below. A reconciliation for adjusted EBITDA provided as guidance is not provided because, as a forward-looking statement, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results.

Investor Relations Contacts

Matt Glover or Tom Colton
Gateway Group, Inc.
(949) 574-3860
TYGO@gateway-grp.com

Tigo Energy, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$4,405	$36,194
Restricted cash	—	1,523
Marketable securities, short-term	26,806	—
Accounts receivable, net	6,862	15,816
Inventory, net	61,401	24,915
Deferred issuance costs	—	2,221
Notes receivable	—	456
Prepaid expenses and other current assets	5,236	3,967
Total current assets	104,710	85,092
Property and equipment, net	3,458	1,652
Operating right-of-use assets	2,503	1,252
Marketable securities, long-term	1,977	—
Intangible assets, net	2,192	—
Deferred tax assets	21	—
Other assets	707	82
Goodwill	12,209	—
Total assets	$127,777	$88,078
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$15,685	$23,286
Accrued expenses and other current liabilities	8,681	4,382
Deferred revenue, current portion	335	950
Warranty liability, current portion	526	392
Operating lease liabilities, current portion	1,192	578
Current maturities of long-term debt	—	10,000
Total current liabilities	26,419	39,588
Warranty liability, net of current portion	5,106	3,959
Deferred revenue, net of current portion	466	172
Long-term debt, net of current maturities and unamortized debt issuance costs	31,570	10,642
Operating lease liabilities, net of current portion	1,392	762
Preferred stock warrant liability	—	1,507
Total liabilities	64,953	56,630
Convertible preferred stock	—	87,140
Stockholders’ equity (deficit):
Common stock	6	1
Additional paid-in capital	138,657	6,522
Accumulated deficit	(75,780)	(62,215)
Accumulated other comprehensive income	(59)	—
Total stockholders’ equity (deficit)	62,824	(55,692)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$127,777	$88,078

Tigo Energy, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net revenue	$9,245	$30,941	$145,233	$81,323
Cost of revenue	6,369	20,973	93,924	56,552
Gross profit	2,876	9,968	51,309	24,771
Operating expenses:
Research and development	2,433	1,206	9,496	5,682
Sales and marketing	5,745	3,605	21,281	10,953
General and administrative	8,240	2,998	28,807	9,032
Total operating expenses	16,418	7,809	59,584	25,667
(Loss) income from operations	(13,542)	2,159	(8,275)	(896)
Other (income) expenses:
Change in fair value of preferred stock warrant and contingent shares liability	(1,252)	1,057	(1,109)	1,020
Change in fair value of derivative liability	—	—	(12,247)	—
Loss on debt extinguishment	—	—	171	3,613
Interest expense	2,875	253	8,115	1,494
Other income, net	(500)	(125)	(2,359)	(57)
Total other expenses (income), net	1,123	1,185	(7,429)	6,070
(Loss) income before income tax expense	(14,665)	974	(846)	(6,966)
Income tax expense	109	71	138	71
Net (loss) income	(14,774)	903	(984)	(7,037)
Dividends on Series D and Series E convertible preferred stock	—	(2,102)	(3,399)	(6,344)
Net loss attributable to common stockholders	$(14,774)	$(1,199)	$(4,383)	$(13,381)

Loss per common share
Basic	$(0.25)	$(0.23)	$(0.08)	$(2.71)
Diluted	$(0.25)	$(0.23)	$(0.14)	$(2.71)
Weighted-average common shares outstanding
Basic	58,749,524	5,203,886	38,048,516	4,940,562
Diluted	58,749,524	5,203,886	43,223,134	4,940,562

Tigo Energy, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2023	2022
Cash Flows from Operating activities:
Net loss	$(984)	$(7,037)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,106	562
Reserve for inventory obsolescence	713	123
Change in fair value of preferred stock warrant and contingent shares liability	(1,109)	1,020
Change in fair value of derivative liability	(12,247)	—
Deferred tax benefit	(21)	—
Non-cash interest expense	5,473	256
Stock-based compensation	3,808	813
Allowance for credit losses	3,870	596
Loss on debt extinguishment	171	3,613
Non-cash lease expense	996	535
Forgiveness of recourse promissory note and accrued interest	—	117
Accretion of interest on marketable securities	(508)	—
Loss on disposal of property and equipment	17	—
Changes in operating assets and liabilities:
Accounts receivable	5,201	(12,533)
Inventory	(37,199)	(14,969)
Prepaid expenses and other assets	(1,272)	(2,459)
Accounts payable	(8,577)	10,890
Accrued expenses and other liabilities	3,383	952
Deferred revenue	(321)	673
Warranty liability	1,281	958
Deferred rent	—	(135)
Operating lease liabilities	(1,003)	(447)
Net cash used in operating activities	$(37,222)	$(16,472)
Investing activities:
Purchase of marketable securities	(53,483)	—
Cash invested in note receivable	—	(456)
Acquisition of fSight	(16)	—
Purchase of intangible assets	(450)	—
Purchase of property and equipment	(2,114)	(1,147)
Sales and maturities of marketable securities	25,149	—
Net cash used in investing activities	$(30,914)	$(1,603)
Financing activities:
Proceeds from Convertible Promissory Note	50,000	25,000
Repayment of Series 2022-1 Notes	(20,833)	(4,165)
Repayment of Senior Bonds	—	(10,000)
Payment of financing costs	(358)	(3,473)
Proceeds from sale of Series E convertible preferred stock	—	40,978
Proceeds from Business Combination	2,238	—
Proceeds from exercise of stock options	215	325
Payment of tax withholdings on stock options	(91)	—
Payment of issuance costs	—	(139)
Payment of issuance costs related to the sale of Series E convertible preferred stock	—	(208)
Proceeds from common stock warrant redemption, net of issuance costs and payments to warrant holders of non-redeemed warrants	3,653	—
Net cash provided by financing activities	$34,824	$48,318
Net (decrease) increase in cash and restricted cash	(33,312)	30,243
Cash, cash equivalents, and restricted cash at beginning of period	37,717	7,474
Cash, cash equivalents, and restricted cash at end of period	$4,405	$37,717

Tigo Energy, Inc.

Non-GAAP Financial Measures

(in thousands)

(unaudited)

Reconciliation of Net (Loss) Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net (loss) income	$(14,774)	$903	$(984)	$(7,037)
Adjustments:
Total other expenses (income), net	1,123	1,185	(7,429)	6,070
Income tax expense	109	71	138	71
Depreciation and amortization	286	158	1,106	562
Stock-based compensation	1,671	420	3,808	813
M&A transaction expenses	—	—	4,399	2,000
Adjusted EBITDA	$(11,585)	$2,737	$1,038	$2,479

We encourage investors and others to review our financial information in its entirety and not to rely on any single financial measure.